(letterhead)

                                                February 14, 1997



The Board of Directors
Nicholas Income Fund, Inc.
Suite 1010
700 North Water Street
Milwaukee, Wisconsin  53202

Gentlemen:

        We have acted as counsel to Nicholas Income Fund, Inc. ("Fund"), a Maryland corporation registered as an open-end investment management company under Section 8 of the Investment Company Act of 1940, as amended ("Investment Company Act"), in connection with the preparation and filing of (i) a registration statement on Form N-1A and amendments thereto ("Registration Statement"), relating to the registration of the common stock of the Fund, par value $0.01 per share ("Shares"), under the Securities Act of 1933, as amended ("Securities Act"), (ii) a declaration relating to the election of the Fund to register an indefinite number of Shares under the Securities Act, pursuant to
Section 24 of the Investment Company Act and Rule 24f-2 promulgated thereunder ("Rule 24f-2"), and (iii) a notice relating to those Shares sold by the Fund during its fiscal year ended December 31, 1996, making definite in number the registration of such Shares under the Securities Act and the Investment Company Act, pursuant to paragraph (b) of Rule 24f-2 ("Rule 24f-2 Notice").

        We have reviewed the Articles of Incorporation and By-laws of the Fund, the Registration Statement and the Rule 24f-2 Notice; we have also reviewed such corporate records and other documents and have made such examinations of law as we considered relevant.

                             (letterhead)

The Board of Directors
Nicholas Income Fund, Inc.
February 14, 1997
Page Two


        Based upon the foregoing, we are of the opinion that the Shares sold by the Fund during its fiscal year ended December 31, 1996, the registration of which under the Securities Act will be made definite in number upon filing of the Rule 24f-2 Notice with the Securities and Exchange Commission, were duly authorized, legally issued, fully paid and non-assessable.

        We consent to the use of this opinion in connection with the Rule 24f-2 Notice, including the filing hereof with the Securities and Exchange Commission and the securities administrators of the various states.

                                           Very truly yours,

                                           MICHAEL BEST & FRIEDRICH

                                           /s/ David E. Leichtfuss
                                           -----------------------
                                           David E. Leichtfuss

DEL/ljg